Exhibit 99.3

The Gaming Technology Group of Novomatic UK Limited

Unaudited Interim Financial Statements for the nine months ended 30 September 2019

The Gaming Technology Group of Novomatic UK Limited

The Gaming Technology Group of Novomatic UK Limited

Unaudited condensed combined statement of profit or loss

For the nine months ended 30 September 2019

		Nine months ended 30/09/2019	Nine months ended 30/09/2018
		£’000	£’000
	Note
Continuing operations

Revenue	7	105,292	95,306
Cost of sales		(44,358)	(38,459)
Gross profit		60,934	56,847

Other operating (expenses)/income		(53)	16
Administrative expenses		(54,651)	(58,037)
Operating profit/(loss)		6,230	(1,174)

Finance income – interest income		1	-
Finance costs – interest costs		(1,216)	(895)
Profit/(loss) before tax		5,015	(2,069)

Income tax	8	(850)	282
Profit/(loss) for the period		4,165	(1,787)

There have been no recognised gains and losses for the current or the prior financial period other than as stated in the Income Statement and, accordingly, no separate Statement of Comprehensive Income is presented.

The Gaming Technology Group of Novomatic UK Limited

Unaudited condensed combined statement of financial position

As at 30 September 2019

		30/09/2019	31/12/2018
	Note	£’000	£’000
Non-current assets
Goodwill	9	4,122	4,122
Other intangible assets	10	20,135	21,405
Property, plant and equipment	11	37,327	32,470
Right of use asset	6	15,715	-
Finance lease receivables		617	7,110
Deferred tax asset		4,089	5,600
Other non-current assets		202	84
		82,207	70,791
Current assets
Inventories		12,250	19,900
Finance lease receivables		1,061	3,575
Trade and other receivables		16,646	21,887
Current tax receivables		-	236
Cash and cash equivalents		6,863	4,966
		36,820	50,564
Total assets		119,027	121,355

Current liabilities
Trade and other payables		(19,029)	(17,317)
Current tax liabilities		(986)	-
Obligations under leases		(3,060)	(99)
Borrowings		-	(26,345)
Provisions		(1,369)	(1,665)
		(24,444)	(45,426)
Net current assets		12,376	5,138

Non-current liabilities
Borrowings		(22,700)	(16,050)
Long-term provisions		(1,232)	(1,271)
Obligations under leases		(12,596)	(90)
Deferred tax liability		(842)	(2,670)
		(37,370)	(20,081)
Total liabilities		(61,814)	(65,507)
Net assets		57,213	55,848
Net investment by parent company		57,213	55,848

The Gaming Technology Group of Novomatic UK Limited

Unaudited condensed combined statement of changes in equity

For the nine months ended 30 September 2019

Total Reserves
£’000

At 1 January 2018	68,767

Loss for the period	(1,787)

At 30 September 2018	66,980

At 1 January 2019	55,848

Profit for the period	4,165

Capital contribution	2,450
Distributions	(5,250)

At 30 September 2019	57,213

Capital contributions received and distributions made represent amounts owed from/to the parent company waived during the period.

The Gaming Technology Group of Novomatic UK Limited

Unaudited condensed combined statement of cash flows

For the nine months ended 30 September 2019

	Nine months ended 30/09/2019	Nine months ended 30/09/2018
	£’000	£’000

Profit/(loss) after tax	4,165	(1,787)
Adjustments for:
Finance income	(1)	-
Finance costs	1,216	895
Income tax expense	850	(282)
Depreciation of property, plant and equipment and right-of-use asset	13,084	16,018
Impairment loss on other intangible assets	254	-
Amortisation of intangible assets	2,560	2,486
Loss on disposal of property, plant and equipment	-	1,826
Decrease in provisions	(296)	(761)
Operating cash flows before movement in working capital	21,832	18,395

Decrease/(increase) in inventories	7,650	(2,929)
Decrease in finance lease receivables assets	6,493	411
(Increase)/decrease in other current assets	(118)	66
Decrease in trade and other receivables	1,953	4,141
Increase in trade and other payables	4,305	906
Increase/(decrease) in deferred income	160	(701)
Income taxes paid	(243)	(128)
Interest paid	(919)	(886)

Net cash flow from operating activities	41,113	19,275

Investing activities
Proceeds on disposal of property, plant and equipment	2,820	1,190
Purchases of property, plant and equipment	(18,466)	(14,394)
Purchases of intangible assets	(1,544)	(1,338)

Net cash used in investing activities	(17,190)	(14,542)

Financing activities
Repayments of borrowings	(19,695)	(13,796)
Payments of obligations under lease liability	(2,331)	(237)

Net cash from/(used in) financing activities	(22,026)	(14,033)

Net increase/(decrease) in cash and cash equivalents	1,897	(9,300)
Cash and cash equivalents at beginning of period	4,966	9,300

Cash and cash equivalents at end of period	6,863	-

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

1.	General information

The interim condensed combined finance statements of The Gaming Technologies Business of Novomatic UK Limited represent the combined financial information of the following entities for the nine months ended 30 September 2019.

Subsidiary Name	Companies House Registration Number	Proportion held
Astra Games Limited	09280224	100%
Bell-Fruit Games Limited	08142284	100%
Bell-Fruit Group Limited	05015596	100%
Fun House Leisure Limited	SC326282	100%
Funhouse Leisure Sales Limited	08617078	100%
Gamestec Leisure Limited	05348584	100%
Harlequin Gaming Limited	09292082	100%
Innov8 Gaming Limited	10717040	60%
Leisure Projects Limited	05907026	100%
Playnation Limited	08258418	100%

These entities collectively called the “Combined Entities” or the “Group”.

These combined financial statements are presented in Pounds Sterling (£), which is the currency of the primary economic environment in which the Group operates and are rounded to the nearest £’000.

2.	Basis of preparation

The interim condensed combined financial statements for the nine months ended 30 September 2019 have been prepared in accordance with IAS 34 Interim Financial Reporting.

The interim condensed combined financial statements do not include all the information and disclosures required in the annual financial statements, and therefore should be read in conjunction with the Group’s annual combined financial statements for the year ended 31 December 2018.

3.	Accounting policies

The accounting policies adopted in the preparation of the interim condensed combined financial statements are consistent with those followed in the preparation of the Group’s annual combined financial statements for the year ended 31 December 2018, except for the adoption of IFRS 16, Leases, effective as of 1 January 2019.

4.	Significant changes in the current reporting period

There have not been any significant changes in the current reporting period.

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

5.	New standards, interpretations and amendments adopted by the Group

This note explains the impact of the adoption of IFRS 16 Leases on the Group’s financial statements and discloses the new accounting policies that have been applied from 1 January 2019.

IFRS 16 introduces new or amended requirements with respect to lease accounting. It introduces significant changes to lessee accounting by removing the distinction between operating and finance leases and requiring the recognition of a right-of-use asset and a lease liability at commencement for all leases, except for short-term leases and leases of low value assets when such recognition exemptions are adopted. In contrast to lessee accounting, the requirements for lessor accounting have remained largely unchanged. However, IFRS 16 has changed and expanded the disclosures required, in particular regarding how a lessor manages the risks arising from its residual interest in leased assets. The Group has adopted IFRS 16 by applying the modified retrospective approach and is therefore required to record any cumulative adjustment effect in equity at the time of first time application on 1 January 2019 with no restatement of comparative financial information. This chosen approach, allows the right-of-use asset to be recognised at the time of initial application in the amount corresponding to the respective lease liabilities. An adjustment is made by the amount of prepaid or deferred lease payments that are to be transferred to the right of use asset. Overall there is no effect on the equity upon first time adoption. The right-of-use asset is included as a separate balance sheet item.

IFRS 16 provides recognition options for short-term leases with a term of 12 months or less and lease accounting does not have to be applied to low-valued assets. The Group elected to make use of both options and has continued to recognise lease payments within the profit and loss statement.

The Group has applied the following practical expedients upon first time application:

●	Application of a single discount rate to a portfolio of leases with reasonably similar characteristics;

●	Leases with a remaining term of maximum 12 months from 1 January 2019 will be treated as short term;

●	Adjusting the right-of-use asset by the amount of the provision assessment for onerous contracts instead of applying a separate impairment test in accordance with IAS 36; and

●	Not to reassess whether a lease as defined by IFRS 16 contains or does not contain a lease if it already existed upon first–time adoption.

On adopting IFRS 16, lease liabilities related to leases previously classified as ‘operating leases’ under the principles of IAS 17 Leases were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of 1 January 2019. The weighted average lessee’s incremental borrowing rate applied to the lease liabilities on 1 January 2019 was 1.9%.

The following table shows the operating lease commitments disclosed applying IAS 17 at 31 December 2018, discounted using the incremental borrowing rate at the date of initial application and the lease liabilities recognised in the statement of financial position at the date of application:

£’000

Operating lease commitments disclosed as at 31/12/18	24,402

Adjustments:
Discounted using the lessee’s incremental borrowing rate of 1.9% at date of initial application	(1,535)
Obligations arising from time periods with reasonably certain extension and termination options	(6,407)

Lease liability	16,460

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

5.	New standards, interpretations and amendments adopted by the Group (continued)

The change in accounting policy had the following effect on the Group:

£’000

Depreciation charge for the right-of-use assets	(2,438)
Interest expense on lease liabilities	294
Total cash outflow for leases	(2,331)
Additions to the right-of-use assets	1,156
Termination of leases	(63)

Carrying amount of the right-of-use assets at the end of the period	15,715

The Group’s accounting policy for leases:

The Group as lessee

From 1 January 2019, leases are recognised as a right-of-use asset and a corresponding liability at the date at which the leased asset is available for use by the Group, and each lease payment is allocated between the liability and finance cost. The finance cost is charged to profit or loss over the lease period so as to produce a constant rate of interest on the remaining balance for the liability for each period. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight line basis.

Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the following lease payments:

●	Fixed payments, less any lease incentive receivable;

●	Variable lease payments that are based on an index or a rate;

●	The exercise price of a purchase option if the lessee is reasonably certain to exercise that option; and

●	Payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option.

The lease payments are discounted using the interest rate implicit in the lease. If this rate cannot be determined, the lessee’s incremental borrowing rate (i.e. the rate that the lessee would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions) is used.

The right-of-use assets are measured at cost which comprise the following:

●	The initial measurement of lease liability;

●	Lease payments made at or before the commencement date (less lease incentives received);

●	Initial direct costs; and

●	Restoration costs.

Extension and termination options

The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

The Group remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

●	The lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

●	The lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which cases the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate (unless the lease payments change is due to a change in a floating interest rate, in which case a revised discount rate is used).

●	A lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

The Group did not make any such adjustments during the nine months ended 30 September 2019.

Whenever the Group incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognised and measured under IAS 37. To the extent that the costs relate to a right-of-use asset, the costs are included in the related right-of-use asset, unless those costs are incurred to produce inventories.

The Group applies IAS 36 to determine whether a right-of-use asset is impaired and accounts for any identified impairment loss.

As a practical expedient, IFRS 16 permits a lessee not to separate non-lease components, and instead account for any lease and associated non-lease components as a single arrangement. The Group has not used this practical expedient. For contracts that contain a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

The Group as lessor

Leases for which the Group is a lessor are classified as finance or operating leases. Whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee, the contract is classified as a finance lease. All other leases are classified as operating leases.

Rental income from operating leases is recognised on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognised on a straight-line basis over the lease term.

Amounts due from lessees under finance leases are recognised as receivables at the amount of the Group’s net investment in the leases. Finance lease income is allocated to accounting periods so as to reflect a constant periodic rate of return on the Group’s net investment outstanding in respect of the leases.

When a contract includes lease and non-lease components, the Group applies IFRS 15 to allocate the consideration under the contract to each component.

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

6.	Revenue from contracts with customers

An analysis of the Group’s revenue by category is as follows:

	Nine months ended 30/09/2019	Nine months ended 30/09/2018
	£’000	£’000
Disaggregation of revenue
Sales of goods	37,391	31,073
Rendering of services	35,292	33,902
Royalty revenues	4,652	5,204
Rental income	27,095	24,222
Finance income	862	905

	105,292	95,306

All revenue is derived from contracts with customers.

There was no revenue recognised in the current reporting period that related to performance obligations that were satisfied in a prior reporting period.

7.	Income tax

Tax for the nine months ended 30 September is charged at 17% (2018 32%), representing the best estimate of the average annual effective tax rate expected for the full year, applied to the pre-tax income/(loss) for the nine month period

8.	Goodwill

£’000
Cost
At 1 January 2019	4,122

At 30 September 2019	4,122

Carrying amount
At 30 September 2019	4,122
At 31 December 2018	4,122

The Group tests goodwill annually for impairment, or more frequently if there are indications that goodwill might be impaired. At the statement of financial position date management did not identify any impairment indicators that would trigger the need to test for an impairment review.

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

9.	Other intangible assets

	Purchased software	Capitalised development	Customer lists	Trademarks & patents	Other intangibles	Total
	£’000	£’000	£’000	£’000	£’000	£’000

Cost
At 1 January 2019	2,475	6,499	22,255	4,267	611	36,107
Additions	531	1,013	-	-	-	1,544

At 30 September 2019	3,006	7,512	22,255	4,267	611	37,651

Amortisation
At 1 January 2019	1,853	3,730	7,193	1,314	611	14,702
Charge for the period	185	791	1,392	192	-	2,560
Impairment loss	11	243	-	-	-	254

At 30 September 2019	2,049	4,764	8,585	1,506	611	17,516

Net book value
At 30 September 2019	957	2,748	13,670	2,761	-	20,135
At 31 December 2018	622	2,769	15,061	2,953	-	21,405

At the statement of financial position date, management reviewed all internally-generated intangible assets to assess their recoverability. Where internally-generated intangible assets were deemed irrecoverable they were impaired. Impairment of intangible assets due to development costs no longer expected to produce a viable product charged to profit and loss during the period was £254,000 (30 September 2018: £684,000).

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

10.	Property, plant and equipment

	Land, buildings and leasehold improvements	Technical equipment and machinery	Decommissioning and restoration costs	Slot machines	Motor vehicles	Factory and office equipment	Assets under construction	Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000	£’000

Cost
At 1 January 2019	2,258	196	1,443	58,169	87	24,196	77	86,426
Transfer to right-of-use asset	-	-		-	-	(291)	-	(291)
Additions	174	1	231	12,791	-	5,269	-	18,466
Disposals	(95)	-	(10)	(10,778)	(43)	(2,666)	(72)	(13,644)
Reclassification	-	-		5	-	-	(5)	-

At 30 September 2019	2,337	197	1,664	60,187	44	26,508	-	90,937

Depreciation
At 1 January 2019	1,148	103	1,075	39,843	78	11,708	-	53,955
Transfer to right-of-use asset	-	-		-	-	(147)	-	(147)
Charge for the period	253	19	71	7,045	5	3,253	-	10,646
Elimination on disposal	(95)	-		(8,100)	(43)	(2,606)	-	(10,844)

At 30 September 2019	1,306	122	1,146	38,788	40	12,208	-	53,610

Net book value
At 30 September 2019	1,031	75	518	21,399	4	14,300	-	37,327
At 31 December 2018	1,110	93	368	18,326	9	12,488	77	32,470

At the statement of financial position date, management reviewed all of its property, plant and equipment to assess their recoverability. Based on this review, there was no impairment noted for the period.

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

11.	Financial instruments

The following table combines information about the classes of financial instruments

	30/09/2019	31/12/2018
	£’000	£’000
Financial assets measured at amortised cost
Cash and bank balances	6,863	4,966
Finance lease receivables	1,678	10,685
Trade and other receivables	16,646	21,887

	25,187	37,538

Financial liabilities measured at amortised cost
Trade and other payables	19,029	17,317
Borrowings	22,700	42,395
Obligations under lease arrangements	15,656	189

	57,385	59,901

The directors consider that the carrying amount of all financial assets and financial liabilities approximates to their fair value.

12.	Related party transactions

Balances and transactions between the Combined Entities, which are related parties, have been eliminated on combination and are not disclosed in this note.

During the period, the Group entered into the following trading transactions with related parties:

	Sale of goods		Purchase of goods
	Nine months ended 30/09/2019	Nine months ended 30/09/2018	Nine months ended 30/09/2019	Nine months ended 30/09/2018
	£’000	£’000	£’000	£’000

Immediate parent company	-	-	2,039	1,624

Intermediate parent company	6,078	-	13,833	2,712
Other group companies	9,884	16,821	4,085	5,354

	15,962	16,821	19,957	9,690

Transactions with the immediate parent company of the companies within the Gaming Technology Group of Novomatic UK Limited do not eliminate on consolidation as Novomatic UK Limited is not included in the Gaming Technology Group of Novomatic UK Limited and therefore have been treated as related party transactions for the purpose of these unaudited condensed combined financial statements.

Transactions between the Gaming Technology Group of Novomatic UK Limited and Novomatic AG have been disclosed within ‘Intermediate parent company’.

Transactions between the Gaming Technology Group of Novomatic UK Limited and Novomatic companies, other than Novomatic UK Limited and Novomatic AG have been included within ‘Other group companies’.

The Gaming Technology Group of Novomatic UK Limited

Notes to the unaudited condensed combined financial statements

For the nine months ended 30 September 2019

13.	Subsequent events

On 1 October 2019, pursuant to a Share Purchase Agreement, dated as of 11 June 2019 (the “SPA”), by and between Inspired Gaming (UK) Limited, (the “Buyer”), and Novomatic UK Ltd., (the “Seller”), the Buyer completed its acquisition (the “Acquisition”) from the Seller of (i) all of the outstanding equity interests of each of (a) Astra Games Ltd. (“Astra”), (b) Bell-Fruit Group Limited, (c) Gamestec Leisure Limited, (d) Harlequin Gaming Limited, and (e) Playnation Limited, and (ii) 60% of the outstanding equity interests of Innov8 Gaming Limited (“Innov8”). The entities described in (i) and (ii), together with certain of their subsidiaries, comprise the “Gaming Technology Group of Novomatic UK Limited”. Prior to the completion of the Acquisition, Astra transferred to Novomatic Gaming UK Limited assets to the extent related to Astra’s casino operations. Following the completion of the Acquisition, in consideration for the re-negotiation of certain funding commitments, the Buyer transferred to the then minority equityholders of Innov8 certain of the Innov8 equity interests that the Buyer acquired in the Acquisition. Following such transfer, the Buyer held approximately 40% of the outstanding equity interests of Innov8.